UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2024

WABASH NATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-10883	52-1375208
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 McCarty Lane
Lafayette	Indiana	47905
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (765) 771-5310
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WNC	New York Stock Exchange
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 22, 2024, Wabash National Corporation (the “Company”) amended the Company’s Certificate of Incorporation, as amended, to provide exculpation from personal liability for certain officers as permitted by Delaware law (the “Amendment”). The Amendment was previously approved by the Company’s Board of Directors, subject to stockholder approval, and was approved by the Company’s stockholders at the Company’s 2024 annual meeting of stockholders (the “Annual Meeting”).
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein.
Item 5.07. Submission of Matters to a Vote of Security Holders.
On May 22, 2024, the Company held its Annual Meeting at which four proposals were submitted to the Company’s stockholders. As of March 25, 2024, the date of record for determining the Company stockholders entitled to vote on the proposals presented at the Annual Meeting, there were 45,181,516 shares of the Company’s common stock issued and outstanding and entitled to vote at the Annual Meeting. The holders of 42,968,905 shares of the Company’s issued and outstanding common stock were represented in person or by proxy at the Annual Meeting, constituting a quorum. The four proposals considered at the Annual Meeting are described in detail in the Company’s proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 9, 2024. The final results for each proposal are set forth below.
Proposal 1.
The Company’s stockholders elected the following nine persons to the Company’s Board of Directors to hold office for a term of one year or until their respective successors are elected and qualified or until their earlier death, resignation or removal. The votes regarding this proposal were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Therese M. Bassett	40,056,594	941,590	11,115	1,959,606
John G. Boss	40,728,962	259,174	21,163	1,959,606
Trent J. Broberg	40,024,515	973,275	11,509	1,959,606
Larry J. Magee	38,907,665	2,089,625	12,009	1,959,606
Ann D. Murtlow	35,692,025	5,306,365	10,909	1,959,606
Sudhanshu Priyadarshi	40,888,816	108,937	11,546	1,959,606
Scott K. Sorensen	40,262,450	733,761	13,088	1,959,606
Stuart A. Taylor II	39,029,216	1,967,866	12,217	1,959,606
Brent L. Yeagy	40,737,175	251,816	20,308	1,959,606

Proposal 2.
The Company’s stockholders approved, in an advisory (non-binding) vote, the compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
40,210,024	727,806	71,469	1,959,606

Proposal 3.
The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions
42,191,032	762,767	15,106

Proposal 4.
The Company’s stockholders approved the proposed amendment to the Company's Certificate of Incorporation, as amended, to provide exculpation from personal liability for certain officers as permitted by Delaware law. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
36,367,205	4,610,164	31,930	1,959,606

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of Wabash National Corporation
104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WABASH NATIONAL CORPORATION

Date: May 22, 2024	By:	/s/ Michael N. Pettit
Michael N. Pettit
Senior Vice President and Chief Financial Officer